Report of Independent Registered Public
                                             Accounting Firm


To the Shareholders and Board of Trustees of MFS Series Trust X

 In planning and performing our audits of the financial statements of MFS Conservative Allocation Fund,
MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth
 Allocation Fund, MFS
International Value Fund, MFS Emerging Markets Equity Fund and MFS International Growth Fund (the
Funds) (seven of the portfolios comprising MFS Series Trust X) as of and for the year ended May 31,
2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding
securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose
of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for  establishing  and maintaining effective  internal control
over financial  reporting.  In fulfilling this  responsibility,  estimates and judgments by management are
required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance  of  records  that,  in
reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting  principles,  and
that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing  their  assigned
functions,  to prevent or detect misstatements on a timely basis. A material weakness is a deficiency,  or
a  combination  of  deficiencies,  in internal  control  over  financial reporting,  such that there is a
reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.


Our  consideration  of the Funds  internal  control over financial  reporting was for the limited purpose
described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
 Company Accounting  Oversight
Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of MFS Series Trust X and the Securities and Exchange Commission and is not
 intended to be and should not
be used by anyone other than these specified parties.


Ernst & Young



July 19, 2010